EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64312, 333-92130, 333-97749, 333-118784, 333-145204, 333-149466 and 333-161301) of Pharmos Corporation of our report dated February 17, 2012 relating to the financial statements, which appears in this Form 10-K.

Friedman LLP
East Hanover, New Jersey
February 17, 2012